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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 1 Registration Statement on Form S-1 of our reports dated May 25, 1999, except for Note 3, as to the pooling of interests with Marketwave Corporation which is September 30, 1999 relating to the financial statements and financial statement schedule of Accrue Software, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

We hereby consent to the use in this Post-Effective Amendment No. 1 Registration Statement on Form S-1 of our report dated February 18, 2000, relating to the financial statements of NeoVista Software, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

We hereby consent to the use in this Post-Effective Amendment No. 1 Registration Statement on Form S-1 of our report dated October 14, 1999, relating to the financial statements of Marketwave Corporation, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers, LLP

San Jose, California
July 18, 2000